Pricing Supplement No. 1029BF To product supplement BF dated December 3, 2009, prospectus supplement dated September 29, 2009 and prospectus dated September 29, 2009	Registration Statement No. 333-162195 Dated November 26, 2010; Rule 424(b)(2)

Deutsche Bank AG, London Branch
$1,309,000 12-Month Autocallable Securities Linked to Three Reference Underlyings due on November 30, 2011
General
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The 12-Month Autocallable Securities (the “securities”) Linked to Three Reference Underlyings are linked to the individual performance of each of the common stocks of Apple Inc., The Goldman Sachs Group, Inc. and Boston Scientific Corporation (each, a “Reference Underlying”), and will pay a contingent coupon that accrues at a rate of 16.00% per annum (or approximately 1.33% per month) except on any day on which a Knock-In Event has occurred or is continuing, as described below. The securities will be automatically called if the Closing Level of each Reference Underlying is equal to or greater than its Initial Level on any Call Date and no additional Coupon will accrue.  If the securities are not automatically called, you will receive at maturity a number of shares of the Reference Underlying with the lowest return as described below. Investors should be willing to lose some or all of their initial investment if a Knock-In Event occurs with respect to any Reference Underlying. Any payment at maturity is subject to the credit of the Issuer.

•	Senior unsecured obligations of Deutsche Bank AG due on November 30, 2011
•	Denominations of $1,000 (the “Face Amount”) and minimum initial investments of $1,000
•	The securities priced on November 26, 2010 (the “Trade Date”) and are expected to settle on November 30, 2010 (the “Settlement Date”).
Key Terms
Issuer:	Deutsche Bank AG, London Branch
Issue Price:	100% of the Face Amount
Reference Underlyings:		Ticker Symbol	Initial Level	Threshold Level
	Common Stock of Apple Inc.	AAPL	$313.82	$219.67
	Common Stock of The Goldman Sachs Group, Inc.	GS	$158.52	$110.96
	Common Stock of Boston Scientific Corporation	BSX	$6.69	$4.68
Coupon:	16.00% per annum, provided that the Coupon will not accrue on any day during the Knock-In Period or following an Automatic Call.
Coupon Payment Dates*:
Unless previously automatically called, Coupon payments, if any, for the relevant Coupon Periods will be made on the securities in arrears on December 30, 2010, January 27, 2011, March 1, 2011, March 29, 2011, April 28, 2011, May 27, 2011, June 29, 2011, July 28, 2011, August 29, 2011, September 29, 2011, October 27, 2011 and November 30, 2011 (the Maturity Date). See “Selected Purchase Considerations — Coupon Payments” in this pricing supplement for more information.

Coupon Period:
Each period commencing on (and including) a Call Date to (but excluding) the next following Call Date except that (i) the first Coupon Period will commence on, and include, the Settlement Date and end on, but exclude, the first Call Date and (ii) the final Coupon Period will commence on, and include, the Call Date immediately prior to the Final Valuation Date and end on, but exclude, the Maturity Date.

Automatic Call:
The securities will be automatically called if the Closing Level of each Reference Underlying is equal to or greater than its respective Initial Level on any Call Date. Payment of the Redemption Amount plus any accrued and unpaid Coupon for the relevant Coupon Period will be made on the Call Settlement Date. No Coupon will accrue or be payable following an Automatic Call.

Redemption Amount upon Automatic Call:
If the securities are automatically called, you will be entitled to receive a Redemption Amount in cash per $1,000 Face Amount equal to $1,000 (excluding any Coupon payment). The Call Date and Redemption Amount applicable to each Call Settlement Date are set forth in the table below.

Call Date	Call Settlement Date	Redemption Amount (per $1,000 Face Amount)
December 27, 2010	December 30, 2010	$1,000.00
January 24, 2011	January 27, 2011	$1,000.00
February 24, 2011	March 1, 2011	$1,000.00
March 24, 2011	March 29, 2011	$1,000.00
April 25, 2011	April 28, 2011	$1,000.00
May 24, 2011	May 27, 2011	$1,000.00
June 24, 2011	June 29, 2011	$1,000.00
July 25, 2011	July 28, 2011	$1,000.00
August 24, 2011	August 29, 2011	$1,000.00
September 26, 2011	September 29, 2011	$1,000.00
October 24, 2011	October 27, 2011	$1,000.00
November 25, 2011 (Final Valuation Date)	November 30, 2011 (Maturity Date)	$1,000.00
Payment at Maturity:
If the securities are not automatically called, the payment you will receive at maturity (excluding any Coupon payment) will depend on the individual performance of each Reference Underlying and whether a Knock-In Event has occurred.

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If a Knock-In Event has not occurred, you will receive a number of shares of the Laggard Reference Underlying per security equal to the Face Amount divided by the Final Level of the Laggard Reference Underlying.

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If a Knock-In Event has occurred, and the securities are not called, you will receive a number of shares of the Laggard Reference Underlying per security equal to the Face Amount divided by the Initial Level of the Laggard Reference Underlying.

You will lose 1% of the Face Amount for every 1% the Final Level of the Laggard Reference Underlying below its Initial Level. Accordingly, the shares of the Laggard Reference Underlying you may receive at maturity per security will likely be worth less than your initial investment and may have no value at all.
In addition, you will receive on the Maturity Date any accrued and unpaid Coupon for the relevant Coupon Period. Any Payment at Maturity is subject to the credit of the Issuer.

Investing in the securities involves a number of risks. See “Risk Factors” in the accompanying product supplement and “Selected Risk Considerations” beginning on page PS-4 of this pricing supplement.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the securities or passed upon the accuracy or the adequacy of this pricing supplement or the accompanying product supplement, prospectus supplement and prospectus. Any representation to the contrary is a criminal offense.

	Price to Public	Max. Discounts and Commissions(1)	Min. Proceeds to Us
Per Security	$1,000.00	$30.00	$970.00
Total	$1,309,000.00	$39,270.00	$1,269,730.00
(1)
For more detailed information about discounts and commissions, please see “Supplemental Underwriting Information (Conflicts of Interest)” in this pricing supplement. The securities will be sold with varying underwriting discounts and commissions in an amount not to exceed $30.00 per $1,000.00 Face Amount.

The securities are not bank deposits and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other governmental agency.
CALCULATION OF REGISTRATION FEE
Title of Each Class of Securities Offered	Maximum Aggregate Offering Price	Amount of Registration Fee
Notes	$1,309,000.00	$93.33
Deutsche Bank Securities
November 26, 2010

(continued from previous page)

Laggard Reference Underlying:
The Reference Underlying with the lowest Reference Underlying Return on the Final Valuation Date, regardless of whether the Closing Level of such Reference Underlying is greater than or equal to the Threshold Level on all days during the Observation Period. If the calculation agent determines that two Reference Underlyings have the same lower Reference Underlying Returns or the three Reference Underlyings have equal Reference Underlying Returns, then the calculation agent will, in its sole discretion, designate one of these Reference Underlyings as the Laggard Reference Underlying.

Reference Underlying Return:	For each Reference Underlying, the Reference Underlying Return will be calculated as follows:
Final Level – Initial Level
Initial Level
Threshold Level:	For each Reference Underlying, 70.00% of the Initial Level
Knock-In Event:	A Knock-In Event occurs if the Closing Level of any Reference Underlying is less than its respective Threshold Level on any day during the Observation Period.
Knock-In Period:	The period that includes each day of the Observation Period on which a Knock-In Event has occurred or is continuing
Initial Level:	For the common stock of Apple Inc., $313.82. For the common stock of The Goldman Sachs Group, Inc., $158.52. For the common stock of Boston Scientific Corporation, $6.69.
Final Level:	For each Reference Underlying, the Closing Level on the Final Valuation Date
Closing Level:	For each Reference Underlying, the official closing price on the relevant date of calculation multiplied by the then-current Adjustment Factor applicable to such Reference Underlying
Observation Period:	The period from but excluding the Trade Date to and including the Final Valuation Date
Adjustment Factor
Initially 1.0 for each Reference Underlying, subject to adjustment upon the occurrence of certain corporate events affecting the applicable Reference Underlying. See “Description of Securities — Anti-dilution Adjustments for Common Stock” in the accompanying product supplement

Trade Date:	November 26, 2010
Final Valuation Date:	November 25, 2011, subject to the provisions under "Description of Securities — Adjustments to Valuation Dates and Payment Dates" in the accompanying product supplement*
Maturity Date:	November 30, 2011, subject to the provisions under "Description of Securities — Adjustments to Valuation Dates and Payment Dates" in the accompanying product supplement*
CUSIP:	2515A1 2A 8
ISIN:	U52515A12A81
*Because the securities are issued with a term of one year, the Final Valuation Date and Maturity Date will not be postponed for market disruption events and non-trading days as applicable. If the Final Valuation Date is not a trading day with respect to a Reference Underlying or a market disruption event for a Reference Underlying occurs on the Final Valuation Date, the Closing Level of such Reference Underlying will be determined by the calculation agent in good faith and in a commercially reasonable manner.

ADDITIONAL TERMS SPECIFIC TO THE SECURITIES

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You should read this pricing supplement together with product supplement BF dated December 3, 2009, the prospectus supplement dated September 29, 2009 relating to our Series A global notes of which these securities are a part and the prospectus dated September 29, 2009. You may access these documents on the SEC website at www.sec.gov as follows (or if such address has changed, by reviewing our filings for the relevant date on the SEC website):

•	Product supplement BF dated December 3, 2009:
http://www.sec.gov/Archives/edgar/data/1159508/000119312509246890/d424b21.pdf

•	Prospectus supplement dated September 29, 2009:
http://www.sec.gov/Archives/edgar/data/1159508/000119312509200021/d424b31.pdf

•	Prospectus dated September 29, 2009:
http://www.sec.gov/Archives/edgar/data/1159508/000095012309047023/f03158be424b2xpdfy.pdf

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Our Central Index Key, or CIK, on the SEC website is 0001159508. As used in this pricing supplement, “we,” “us” or “our” refers to Deutsche Bank AG, including, as the context requires, acting through one of its branches.

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This pricing supplement, together with the documents listed above, contains the terms of the securities and supersedes all other prior or contemporaneous oral statements as well as any other written materials including preliminary or indicative pricing terms, correspondence, trade ideas, structures for implementation, sample structures, brochures or other educational materials of ours. You should carefully consider, among other things, the matters set forth in “Risk Factors” in the accompanying product supplement, as the securities involve risks not associated with conventional debt securities. We urge you to consult your investment, legal, tax, accounting and other advisers before deciding to invest in the securities.

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Deutsche Bank AG has filed a registration statement (including a prospectus) with the Securities and Exchange Commission, or SEC, for the offering to which this pricing supplement relates. Before you invest, you should read the prospectus in that registration statement and the other documents relating to this offering that Deutsche Bank AG has filed with the SEC for more complete information about Deutsche Bank AG and this offering. You may obtain these documents without cost by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, Deutsche Bank AG, any agent or any dealer participating in this offering will arrange to send you the prospectus, prospectus supplement, product supplement and this pricing supplement if you so request by calling toll-free 1-800-311-4409.

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You may revoke your offer to purchase the securities at any time prior to the time at which we accept such offer by notifying the applicable agent. We reserve the right to change the terms of, or reject any offer to purchase, the securities prior to their issuance. We will notify you in the event of any changes to the terms of the securities, and you will be asked to accept such changes in connection with your purchase of any securities. You may also choose to reject such changes, in which case we may reject your offer to purchase the securities.

Hypothetical Examples of Amounts Payable on the Securities

The tables and hypothetical examples set forth below are for illustrative purposes only.  The actual returns applicable to a purchaser of the securities will be determined on a Call Date or on the Final Valuation Date, as applicable. The following results are based solely on the hypothetical example cited below. You should consider carefully whether the securities are suitable to your investment goals.

If the securities are called:

The following table illustrates the hypothetical payments on the securities (excluding Coupon payments) upon an Automatic Call on each Call Date.
Call Date	Call Settlement Date	Redemption Amount (per $1,000 Face Amount)
December 27, 2010	December 30, 2010	$1,000.00
January 24, 2011	January 27, 2011	$1,000.00
February 24, 2011	March 1, 2011	$1,000.00
March 24, 2011	March 29, 2011	$1,000.00
April 25, 2011	April 28, 2011	$1,000.00
May 24, 2011	May 27, 2011	$1,000.00
June 24, 2011	June 29, 2011	$1,000.00
July 25, 2011	July 28, 2011	$1,000.00
August 24, 2011	August 29, 2011	$1,000.00
September 26, 2011	September 29, 2011	$1,000.00
October 24, 2011	October 27, 2011	$1,000.00
November 25, 2011 (Final Valuation Date)	November 30, 2011 (Maturity Date)	$1,000.00

If the securities are called, the investor will receive a Redemption Amount of $1,000.00 (excluding Coupon payments), regardless of whether a Knock-In Event has occurred. Payment of the Redemption Amount plus any accrued and unpaid Coupon for the relevant Coupon Period will be made on the Call Settlement Date. No Coupon will accrue or be payable following an Automatic Call.

If the securities are not called:

The table below illustrates the hypothetical Payments at Maturity per $1,000 Face Amount for a hypothetical range of performance from -100% to +100% if the securities are not subject to an Automatic Call. The hypothetical Payments at Maturity set forth below assume an Initial Level of $100.00 and a Threshold Level of $70.00 for the Laggard Reference Underlying. The following results are based solely on the hypothetical example cited. You should consider carefully whether the securities are suitable to your investment goals. The numbers appearing in the table below have been rounded for ease of analysis.

We make no representation or warranty as to which of the Reference Underlyings will be the Laggard Reference Underlying for the purposes of calculating the payment on the Maturity Date.  The Laggard Reference Underlying may not be the Reference Underlying that caused the Knock-In Event.

	The Closing Level of each of the Reference Underlyings is greater than or equal to the Threshold Level on all days during the Observation Period		The Closing Level of any of the Reference Underlyings is less than the Threshold Level on any day during the Observation Period
Final Level	Value of Shares delivered at Maturity (excluding Coupon payments) ($)(1)	Return on the Securities at Maturity (%)	Return of the Laggard Reference Underlying (%)	Value of Shares delivered at Maturity (excluding Coupon payments) ($)(1)	Return on the Securities at Maturity (%)
$200.00	N/A	N/A	N/A	N/A	N/A
$190.00	N/A	N/A	N/A	N/A	N/A
$180.00	N/A	N/A	N/A	N/A	N/A
$170.00	N/A	N/A	N/A	N/A	N/A
$160.00	N/A	N/A	N/A	N/A	N/A
$150.00	N/A	N/A	N/A	N/A	N/A
$140.00	N/A	N/A	N/A	N/A	N/A
$130.00	N/A	N/A	N/A	N/A	N/A
$120.00	N/A	N/A	N/A	N/A	N/A
$110.00	N/A	N/A	N/A	N/A	N/A
$100.00	N/A	N/A	N/A	N/A	N/A
$90.00	$1,000.00	0.00%	-10.00%	$900.00	-10.00%
$80.00	$1,000.00	0.00%	-20.00%	$800.00	-20.00%
$70.00	$1,000.00	0.00%	-30.00%	$700.00	-30.00%

$60.00	N/A	N/A	-40.00%	$600.00	-40.00%
$50.00	N/A	N/A	-50.00%	$500.00	-50.00%
$40.00	N/A	N/A	-60.00%	$400.00	-60.00%
$30.00	N/A	N/A	-70.00%	$300.00	-70.00%
$20.00	N/A	N/A	-80.00%	$200.00	-80.00%
$10.00	N/A	N/A	-90.00%	$100.00	-90.00%
$0.00	N/A	N/A	-100.00%	$0.00	-100.00%
(1) The cash equivalent of the shares of the Laggard Reference Underlying delivered at maturity. For purposes of calculating the cash equivalent of the shares of the Laggard Reference Underlying delivered at maturity, the value of one share of the Laggard Reference Underlying at maturity is deemed to be the Final Level of the Laggard Reference Underlying as of the Final Valuation Date.

Hypothetical Examples of Amounts Payable at Maturity

The following hypothetical examples illustrate how the returns set forth in the table above are calculated.

Example 1: The securities have not been automatically called, the Closing Level of each Reference Underlying is not less than its Threshold Level on any day during the Observation Period and the Final Level of the Laggard Reference Underlying of $90.00 is less than the Initial Level $100.00. Because the Final Level of the Laggard Reference Underlying of $90.00 is less than the Initial Level of $100.00 but a Knock-In Event has not occurred, the investor receives at maturity 11.1111 shares of the Laggard Reference Underlying per $1,000 Face Amount, calculated as follows:

$1,000 / $90 = 11.1111 shares

Example 2: The securities have not been automatically called, the Closing Level of any Reference Underlying is less than its Threshold Level on any day during the Observation Period and the Final Level of the Laggard Reference Underlying of $50.00 is less than the Initial Level $100.00. Because the Final Level of the Laggard Reference Underlying of $50.00 is less than the Initial Level of $100.00 and a Knock-In Event has occurred, the investor loses 1.00% for every 1.00% the Final Level of the Laggard Reference Underlying declines below the Initial Level.  As a result, the investor receives at maturity 10 shares of the Laggard Reference Underlying per $1,000 Face Amount, calculated as follows:

$1,000 / $100 = 10 shares

Example 3: The securities have not been automatically called, the Closing Level of any Reference Underlying is less than its Threshold Level on any day during the Observation Period and the Final Level of the Laggard Reference Underlying of $80.00 is less than the Initial Level $100.00. Because the Final Level of the Laggard Reference Underlying of $80.00 is less than the Initial Level of $100.00 and a Knock-In Event has occurred, the investor loses 1.00% for every 1.00% the Final Level of the Laggard Reference Underlying declines below the Initial Level, even though the Final Level of the Laggard Reference Underlying ultimately increases above the Threshold Level.  As a result, the investor receives at maturity 10 shares of the Laggard Reference Underlying per $1,000 Face Amount, calculated as follows:

$1,000 / $100 = 10 shares

Selected Purchase Considerations

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THE SECURITIES OFFER A HIGHER, THOUGH CONTINGENT, COUPON THAN THE YIELD ON DEBT SECURITIES OF COMPARABLE MATURITY ISSUED BY US OR AN ISSUER WITH A COMPARABLE CREDIT RATING — The securities will pay a contingent coupon that accrues at a rate of 16.00% per annum (or approximately 1.33% per month) on each day during the relevant Coupon Period that is not included in the Knock-In Period. Subject to the risk of non-accrual during the Knock-In Period, this rate may be higher than the yield received on debt securities of comparable maturity issued by us or an issuer with a comparable credit rating. Because the securities are our senior unsecured obligations, any Coupon payment or any Payment at Maturity is subject to the credit of the Issuer.

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POTENTIAL EARLY EXIT AS A RESULT OF AUTOMATIC CALL FEATURE — While the original term of the securities is one year, the securities will be called before maturity if the Closing Level of each Reference Underlying is equal to or greater than its respective Initial Level on any Call Date and you will be entitled to receive a Redemption Amount of $1,000 per Face Amount on the Call Settlement Date.  No Coupon will accrue or be payable following an Automatic Call.

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COUPON PAYMENTS — Unless previously automatically called, Coupon payments, if any, will be made on the securities on December 30, 2010, January 27, 2011, March 1, 2011, March 29, 2011, April 28, 2011, May 27, 2011, June 29, 2011, July 28, 2011, August 29, 2011, September 29, 2011, October 27, 2011 and November 30, 2011 (the Maturity Date).  No Coupon will accrue during the Knock-in Period or following an Automatic Call.

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RETURN LINKED TO THE INDIVIDUAL PERFORMANCE OF THREE REFERENCE UNDERLYINGS — The securities are linked to the individual performance of each of the common stocks of Apple Inc., The Goldman Sachs Group, Inc. and Boston Scientific Corporation. For more information on the Reference Underlyings, please see “Reference Underlyings” in this pricing supplement.

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TAX CONSEQUENCES — You should review carefully the section of the accompanying product supplement entitled “U.S. Federal Income Tax Consequences.” Although the tax consequences of an investment in the securities are unclear, we believe that it is reasonable to treat a security for U.S. federal income tax purposes as a put option (the “Put Option”) written by you to us with respect to the Laggard Reference Underlying that is automatically terminable in circumstances where an Automatic Call occurs, secured by a cash deposit equal to the Face Amount of the security (the “Deposit”) that is also terminable in circumstances where an Automatic Call occurs. The next two paragraphs are based on this treatment.

We will treat the Deposit as bearing interest, for each monthly Coupon period, at a rate equal to the lesser of 0.45% per annum and the Coupon actually paid for such period. Any excess of a Coupon payment over the amount treated as interest on the Deposit will represent a premium attributable to your grant of the Put Option (“Put Premium”). Interest on the Deposit, if any, will be taxed as ordinary interest income, while Put Premium, if any, will not be taken into account prior to sale, exchange or maturity (including redemption upon an Automatic Call) of the securities.

We believe that the Put Option should be deemed to be exercised only when the securities are not automatically called and a Knock-In Event has occurred. In that case, you should recognize short-term capital gain equal to the aggregate amount of Put Premium you are treated as having received, and your tax basis in the shares of Laggard Reference Underlying you receive should equal the Face Amount of your securities minus any cash received in lieu of a fractional share.

Due to the absence of authorities that directly address instruments that are similar to the securities, significant aspects of the U.S. federal income tax consequences of an investment in the securities are uncertain. We do not plan to request a ruling from the Internal Revenue Service (the “IRS”), and the IRS or a court might not agree with the tax treatment described in this pricing supplement and the accompanying product supplement. If the IRS were successful in asserting an alternative treatment for the securities, the tax consequences of ownership and disposition of the securities could be affected materially and adversely.

In 2007, Treasury and the IRS released a notice requesting comments on various issues regarding the U.S. federal income tax treatment of “prepaid forward contracts” and similar instruments. While it is not clear whether the securities would be viewed as similar to the typical prepaid forward contract described in the notice, any Treasury regulations or other guidance promulgated after consideration of these issues could materially and adversely affect the tax consequences of an investment in the securities, possibly with retroactive effect.

Recently enacted legislation requires certain individuals who hold “debt or equity interests” in any “foreign financial institution” that are not “regularly traded on an established securities market” to report information about such holdings on their U.S. federal income tax returns, generally for tax years beginning in 2011, unless a regulatory exemption is provided. Individuals who purchase the securities should consult their tax advisers regarding this legislation.

Prospective investors should consult their tax advisers regarding the U.S. federal tax consequences of an investment in the securities (including possible alternative treatments and the issues presented by the 2007 notice), as well as tax consequences arising under the laws of any state, local or non-U.S. taxing jurisdiction.

Selected Risk Considerations

An investment in the securities involves significant risks. Investing in the securities is not equivalent to investing directly in the Reference Underlyings. These risks are explained in more detail in the “Risk Factors” section of the accompanying product supplement.

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YOUR INVESTMENT IN THE SECURITIES MAY RESULT IN A LOSS — If the Closing Level of any of the Reference Underlyings is less than its respective Threshold Level on any day during the Observation Period, a Knock-In Event will have occurred. If the securities are not called, you will lose 1.00% of the Face Amount for every 1.00% the Final Level of the Laggard Reference Underlying below the Initial Level. Accordingly, the shares you receive will likely be worth significantly less than your original investment and may have no value at all.

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YOUR RETURN ON THE SECURITIES IS LIMITED TO THE FACE AMOUNT PLUS COUPONS REGARDLESS OF ANY APPRECIATION IN THE REFERENCE UNDERLYINGS — The securities will not pay more than the Face Amount, plus any accrued and unpaid Coupon, at maturity or upon an Automatic Call. You will not receive the appreciation of any Reference Underlying even if the Final Level of each Reference Underlying is greater than or equal to its respective Initial Level (regardless of whether a Knock-In Event has occurred). The maximum Redemption Amount upon Automatic Call or the cash equivalent of the Payment at Maturity will be $1,000 per Face Amount (excluding Coupon payments), regardless of the appreciation of any Reference Underlying. Your return on the securities (excluding any Coupon payment) at maturity will exceed the Face Amount of the securities only in the event that (1) the securities are not automatically called at maturity (and, therefore, you receive shares of the Laggard Reference Underlying instead of a cash payment of the Face Amount) and (2) the market price of a share of the Laggard Reference Underlying at maturity is greater than the Final Level of such Laggard Reference Underlying on the Final Valuation Date (if a Knock-In Event has not occurred) or the Initial Level of such Laggard Reference Underlying (if a Knock-In Event has occurred).

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NO COUPONS WILL ACCRUE DURING THE PERIOD WHEN A KNOCK-IN EVENT HAS OCCURRED OR IS CONTINUING — The securities will not accrue any Coupon during the period when a Knock-In Event has occurred or is continuing. As a result, if a Knock-In Event has occurred or is continuing during the relevant Coupon Period immediately preceding a Coupon Payment Date, you may receive no Coupon payment or a Coupon payment less than $13.33 per $1,000 Face Amount (calculated at a Coupon rate of approximately 1.33% per month) on such Coupon Payment Date.

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CREDIT OF THE ISSUER — The securities are senior unsecured obligations of the Issuer, Deutsche Bank AG, and are not, either directly or indirectly, an obligation of any third party. Any payment to be made on the securities, including any payment at maturity, depends on the ability of Deutsche Bank AG to satisfy its obligations as they come due. As a result, the actual and perceived creditworthiness of Deutsche Bank AG will affect the value of the securities and in the event Deutsche Bank AG were to default on its obligations you may not receive the payment at maturity owed to you under the terms of the securities.

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REINVESTMENT RISK — If your securities are called early, the term of the securities may be reduced to as short as one month. There is no guarantee that you would be able to reinvest the proceeds from an investment in the securities at a comparable return for a similar level of risk in the event the securities are automatically called prior to the Maturity Date.

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TRADING AND OTHER TRANSACTIONS BY US OR OUR AFFILIATES IN THE EQUITY AND EQUITY DERIVATIVE MARKETS MAY IMPAIR THE VALUE OF THE SECURITIES — We or one or more of our affiliates may hedge our exposure from the securities by entering into equity and equity derivative transactions, such as over-the-counter options or exchange-traded instruments. Such trading and hedging activities may affect the Reference Underlyings and make it less likely that you will receive a return on your investment in the securities. It is possible that we or our affiliates could receive substantial returns from these hedging activities while the value of the securities declines. We or our affiliates may also engage in trading in instruments linked to the Reference Underlyings on a regular basis as part of our general broker-dealer and other businesses, for proprietary accounts, for other accounts under management or to facilitate transactions for customers, including block transactions. We or our affiliates may also issue or underwrite other securities or financial or derivative instruments with returns linked or related to the Reference Underlyings. By introducing competing products into the marketplace in this manner, we or our affiliates could adversely affect the value of the securities. Any of the foregoing activities described in this paragraph may reflect trading strategies that differ from, or are in direct opposition to, the trading strategy of investors in the securities.

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IF THE SECURITIES ARE NOT CALLED AND A KNOCK-IN EVENT OCCURS, YOUR PAYMENT AT MATURITY WILL BE DETERMINED SOLELY BY THE LAGGARD REFERENCE UNDERLYING — If the securities are not called and a Knock-In Event occurs, the payment you receive at maturity will be determined solely by reference to the Laggard Reference Underlying. This will be true even if the Closing Level of the Laggard Reference Underlying is never less than its Threshold Level on any day during the Observation Period.

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YOUR INVESTMENT IS EXPOSED TO A DECLINE IN THE LEVEL OF EACH REFERENCE UNDERLYING — Your return on the securities, if any, and the Redemption Amount upon Automatic Call and Payment at Maturity are not linked to a basket consisting of the Reference Underlyings. Rather, the Redemption Amount upon Automatic Call and Payment at Maturity will be determined by reference to the performance of each individual Reference Underlying during the Observation Period and the performance of the Laggard Reference Underlying at maturity. Unlike an instrument with a return linked to a basket, in which risk is mitigated and diversified among all of the basket components, you will be exposed equally to the risks related to each of the Reference Underlyings. Poor performance by any of the Reference Underlyings over the term of the securities may negatively affect your Payment at Maturity and will not be offset or mitigated by a positive performance by the other Reference Underlying.

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INVESTING IN THE SECURITIES IS NOT THE SAME AS INVESTING IN ANY OF THE REFERENCE UNDERLYINGS — The return on your securities may not reflect the return you would realize if you directly invested in the Reference Underlyings. For instance, you will not receive or be entitled to receive any dividend payments or other distributions or other rights that holders of the Reference Underlyings would have.

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COMMON STOCK RISK — The price of any Reference Underlying can rise or fall sharply due to factors specific to such Reference Underlying and its issuer, such as stock price volatility, earnings, financial conditions, corporate, industry and regulatory developments, management changes and decisions and other events, as well as general market factors, such as general stock market volatility and levels, interest rates and economic and political conditions.

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IF THE PRICES OF THE REFERENCE UNDERLYINGS CHANGE, THE VALUE OF YOUR SECURITIES MAY NOT CHANGE IN THE SAME MANNER — Your securities may trade quite differently from the Reference Underlyings. Changes in the market price of the Reference Underlyings may not result in a comparable change in the value of your securities.

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CERTAIN BUILT-IN COSTS ARE LIKELY TO ADVERSELY AFFECT THE VALUE OF THE SECURITIES PRIOR TO MATURITY — While the Payment at Maturity described in this pricing supplement is based on the full Face Amount of your securities, the Issue Price of the securities includes the commissions, discounts and fees, if any, and the expected cost of hedging our obligations under the securities through one or more of our affiliates. The hedging costs also include the projected profit that the Issuer or its affiliates may realize in consideration for assuming the risks inherent in managing the hedging transactions. The fact that the Issue Price of the securities includes these commissions and hedging costs may adversely affect the price at which the Issuer or its affiliates may be willing to purchase the securities in the secondary market, if any. In addition, the hedging activity of the Issuer or its affiliates may result in the Issuer or its affiliates receiving a profit from hedging, even if the value of the securities declines.

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NO DIVIDEND PAYMENTS OR VOTING RIGHTS — As a holder of the securities, you will not have voting rights or rights to receive cash dividends or other distributions or other rights that holders of stocks comprising the Reference Underlyings would have.

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LACK OF LIQUIDITY — The securities will not be listed on any securities exchange. Deutsche Bank Securities Inc. (“DBSI”) may offer to purchase the securities in the secondary market but is not required to do so. Because other dealers are not likely to make a secondary market for the securities, the price at which you may be able to sell your securities is likely to depend on the price, if any, at which DBSI is willing to buy the securities.

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WE AND OUR AFFILIATES AND AGENTS MAY PUBLISH RESEARCH, EXPRESS OPINIONS OR PROVIDE RECOMMENDATIONS THAT ARE INCONSISTENT WITH INVESTING IN OR HOLDING THE SECURITIES. ANY SUCH RESEARCH, OPINIONS OR RECOMMENDATIONS COULD AFFECT THE LEVEL OF THE REFERENCE UNDERLYINGS TO WHICH THE SECURITIES ARE LINKED OR THE VALUE OF THE SECURITIES — Deutsche Bank AG, its affiliates and agents publish research from time to time on financial markets and other matters that may influence the value of the securities, or express opinions or provide recommendations that are inconsistent with purchasing or holding the securities. Deutsche Bank AG, its affiliates and agents may have published research or other opinions that are inconsistent with the investment view implicit in the securities. Any research, opinions or recommendations expressed by Deutsche Bank AG, its affiliates or agents may not be consistent with each other and may be modified from time to time without notice. Investors should make their own independent investigation of the merits of investing in the securities and the Reference Underlyings to which the securities are linked.

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THE ANTI-DILUTION PROTECTION IS LIMITED — The calculation agent will make adjustments to the relevant Adjustment Factor, which will initially be set at 1.0, upon the occurrence of certain corporate events affecting the relevant Reference Underlying. See “Description of Securities — Anti-Dilution Adjustments for Common Stock” in the accompanying product supplement. The calculation agent is not required, however, to make such adjustments in response to all events that could affect the relevant Reference Underlying. If an event occurs that does not require the calculation agent to make an adjustment, the value of the securities may be materially and adversely affected.

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OUR ACTIONS AS CALCULATION AGENT AND OUR HEDGING ACTIVITY MAY ADVERSELY AFFECT THE VALUE OF THE SECURITIES — We and our affiliates play a variety of roles in connection with the issuance of the securities, including acting as calculation agent and hedging our obligations under the securities. In performing these duties, the economic interests of the calculation agent and other affiliates of ours are potentially adverse to your interests as an investor in the securities. The calculation agent, an affiliate of Deutsche Bank AG, will determine the Final Levels of the Reference Underlyings and Payment at Maturity or Redemption Amount upon Automatic Call based on Closing Levels of the Reference Underlyings in the market. The calculation agent can postpone the determination of the Closing Levels of the Reference Underlyings if a market disruption event occurs on any of the Call Dates.

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MANY ECONOMIC AND MARKET FACTORS WILL IMPACT THE VALUE OF THE SECURITIES — In addition to the level of the Reference Underlyings on any day, the value of the securities will be affected by a number of complex and interrelated economic and market factors that may either offset or magnify each other including:

•	whether a Knock-In Event has occurred;
•	the expected volatility of the Reference Underlyings;

•	the time to maturity of the securities;
•	the market price and dividend rate of the Reference Underlyings and the stock market generally;
•	interest and yield rates in the market generally and in the markets of the Reference Underlyings;
•	a variety of economic, financial, political, regulatory or judicial events;
•	supply and demand for the securities; and
•	our creditworthiness, including actual or anticipated downgrades in our credit ratings.

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THERE IS NO AFFILIATION BETWEEN THE ISSUERS OF THE REFERENCE UNDERLYINGS AND US, AND WE ARE NOT RESPONSIBLE FOR ANY DISCLOSURE BY SUCH ISSUER — We are not affiliated with the respective issuers of the Reference Underlyings (each, a “Reference Underlying Issuer”). However, we and our affiliates may currently or from time to time in the future engage in business with the Reference Underlying Issuers. Nevertheless, neither we nor our affiliates assume any responsibility for the accuracy or the completeness of any information about the Reference Underlyings and the Reference Underlying Issuers. You, as an investor in the securities, should make your own investigation into the Reference Underlyings and the Reference Underlying Issuers. None of the Reference Underlying Issuers is involved in the securities offered hereby in any way and none of them has any obligation of any sort with respect to your securities. None of the Reference Underlying Issuers have any obligation to take your interests into consideration for any reason, including when taking any corporate actions that might affect the value of your securities.

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PAST PERFORMANCE OF THE REFERENCE UNDERLYINGS IS NO GUIDE TO FUTURE PERFORMANCE — The actual performance of each Reference Underlying may bear little relation to the historical prices of such Reference Underlying, and may bear little relation to the hypothetical return examples set forth elsewhere in this pricing supplement. We cannot predict the future performance of the Reference Underlyings.

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THE U.S. TAX CONSEQUENCES OF AN INVESTMENT IN THE SECURITIES ARE UNCLEAR — There is no authority regarding the proper U.S. federal income tax treatment of the securities, and we do not plan to request a ruling from the IRS. Consequently, significant aspects of the tax treatment of the securities are uncertain, and the IRS or a court might not agree with the treatment of the securities described herein. If the IRS were successful in asserting an alternative treatment for the securities, the tax consequences of the ownership and disposition of the securities could be affected materially and adversely. In addition, as described above under “Tax Consequences,” in 2007 Treasury and the IRS released a notice requesting comments on various issues regarding the U.S. federal income tax treatment of “prepaid forward contracts” and similar instruments. While it is not clear whether the securities would be viewed as similar to the typical prepaid forward contract described in the notice, any Treasury regulations or other guidance promulgated after consideration of these issues could materially and adversely affect the tax consequences of an investment in the securities, possibly with retroactive effect. Prospective investors should review carefully the section of the accompanying product supplement entitled “U.S. Federal Income Tax Consequences,” and consult their tax advisers regarding the U.S. federal tax consequences of an investment in the securities (including possible alternative treatments and the issues presented by the 2007 notice), as well as tax consequences arising under the laws of any state, local or non-U.S. taxing jurisdiction.

Reference Underlyings

All disclosures contained in this pricing supplement regarding each Reference Underlying are derived from publicly available information. Neither Deutsche Bank AG nor any of its affiliates assumes any responsibilities for the adequacy or accuracy of information about any Reference Underlying contained in this pricing supplement. You should make your own investigation into each Reference Underlying.

Included on the following pages is a brief description of each Reference Underlying Issuer. We obtained the closing price information set forth below from Bloomberg, and we have not participated in the preparation of, or verified, such information. You should not take the historical prices of the Reference Underlyings as an indication of future performance. Each of the Reference Underlyings is registered under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Companies with securities registered under the Exchange Act are required to file financial and other information specified by the SEC periodically. Information filed by the Reference Underlying Issuers with the SEC can be reviewed electronically through a web site maintained by the SEC. The address of the SEC’s web site is http://www.sec.gov. Information filed with the SEC by the Reference Underlying Issuers under the Exchange Act can be located by reference to its SEC file number provided below.

In addition, information filed with the SEC can be inspected and copied at the Public Reference Section of the SEC, 100 F Street, N.E., Room 1580, Washington, D.C. 20549. Copies of this material can also be obtained from the Public Reference Section, at prescribed rates.

Apple Inc. (AAPL)

According to publicly available information, Apple Inc. designs, manufactures, and markets personal computers and related personal computing and mobile communication devices along with a variety of related software, services, peripherals, and networking solutions. Information filed by Apple Inc. with the SEC under the Exchange Act can be located by reference to its SEC file number: 000-10030, or its CIK Code: 0000320193. The common stock of Apple Inc. is traded on The NASDAQ Global Select Market under the symbol “AAPL.”

Historical Information

The following table sets forth the quarterly high and low closing prices for the common stock of Apple Inc., based on daily closing prices on the primary exchange for Apple Inc., as reported by Bloomberg. The closing price of Apple Inc.’s common stock on November 24, 2010 was $314.80.

Quarter Begin	Quarter End	Quarterly High	Quarterly Low	Quarterly Close
1/1/2005	3/31/2005	$45.07	$31.65	$41.67
4/1/2005	6/30/2005	$43.74	$34.13	$36.81
7/1/2005	9/30/2005	$53.84	$36.50	$53.61
10/1/2005	12/31/2005	$74.98	$49.25	$71.89
1/1/2006	3/31/2006	$85.59	$58.71	$62.72
4/1/2006	6/30/2006	$71.89	$56.02	$57.27
7/1/2006	9/30/2006	$77.61	$50.67	$76.98
10/1/2006	12/31/2006	$91.81	$73.23	$84.84
1/1/2007	3/31/2007	$97.10	$83.27	$92.91
4/1/2007	6/30/2007	$125.09	$90.24	$122.04
7/1/2007	9/30/2007	$158.45	$117.05	$153.47
10/1/2007	12/31/2007	$199.83	$153.76	$198.08
1/1/2008	3/31/2008	$194.93	$119.15	$143.50
4/1/2008	6/30/2008	$189.96	$147.14	$167.44
7/1/2008	9/30/2008	$179.55	$100.10	$113.66
10/1/2008	12/31/2008	$111.04	$80.49	$85.35
1/1/2009	3/31/2009	$112.71	$78.20	$105.12
4/1/2009	6/30/2009	$144.67	$115.00	$142.43
7/1/2009	9/30/2009	$186.15	$135.40	$185.35
10/1/2009	12/31/2009	$211.64	$184.90	$210.73
1/1/2010	3/31/2010	$235.97	$192.05	$235.00
4/1/2010	6/30/2010	$274.07	$235.86	$251.53
7/1/2010	9/30/2010	$292.32	$239.93	$283.75
10/1/2010	11/24/2010*	$318.62	$278.64	$314.80
*
As of the date of this pricing supplement available information for the fourth calendar quarter of 2010 includes data for the period through November 24, 2010. Accordingly, the “Quarterly High,” “Quarterly Low” and “Quarterly Close” data indicated are for this shortened period only and do not reflect complete data for the fourth calendar quarter of 2010.

The graph below illustrates the performance of Apple Inc.’s common stock from January 1, 2005 through November 24, 2010, based on information from Bloomberg, and we have not participated in the preparation of, or verified, such information. Past performance of the Reference Underlying is not indicative of the future performance of the Reference Underlying.

The Goldman Sachs Group, Inc. (GS)

According to publicly available information, The Goldman Sachs Group, Inc. is a global investment banking, securities and investment management firm that provides a wide range of financial services to a diversified client base that includes corporations, financial institutions, governments and high-net-worth individuals. Information filed by The Goldman Sachs Group, Inc. with the SEC under the Exchange Act can be located by reference to its SEC file number: 001-14965, or its CIK Code: 000086982. The common stock of The Goldman Sachs Group, Inc.  is traded on the New York Stock Exchange under the symbol “GS.”

Historical Information

The following table sets forth the quarterly high and low closing prices for the common stock of The Goldman Sachs Group, Inc., based on daily closing prices on the primary exchange for The Goldman Sachs Group, Inc., as reported by Bloomberg. The closing price of Goldman Sachs Group, Inc.’s common stock on November 24, 2010 was $160.26.

Quarter Begin	Quarter End	Quarterly High	Quarterly Low	Quarterly Close
1/1/2005	3/31/2005	$112.80	$102.86	$109.99
4/1/2005	6/30/2005	$113.53	$95.50	$102.02
7/1/2005	9/30/2005	$121.58	$102.71	$121.58
10/1/2005	12/31/2005	$134.12	$113.18	$127.71
1/1/2006	3/31/2006	$156.96	$127.04	$156.96
4/1/2006	6/30/2006	$168.55	$138.50	$150.43
7/1/2006	9/30/2006	$170.69	$140.10	$169.17
10/1/2006	12/31/2006	$205.10	$174.20	$199.35
1/1/2007	3/31/2007	$220.94	$190.00	$206.63
4/1/2007	6/30/2007	$233.64	$206.50	$216.75
7/1/2007	9/30/2007	$228.02	$164.90	$216.74
10/1/2007	12/31/2007	$247.92	$201.51	$215.05
1/1/2008	3/31/2008	$207.78	$151.02	$165.39
4/1/2008	6/30/2008	$200.27	$162.40	$174.90
7/1/2008	9/30/2008	$188.04	$108.00	$128.00
10/1/2008	12/31/2008	$128.00	$52.00	$84.39
1/1/2009	3/31/2009	$114.22	$59.20	$106.02
4/1/2009	6/30/2009	$149.47	$114.75	$147.44
7/1/2009	9/30/2009	$185.52	$138.55	$184.35
10/1/2009	12/31/2009	$192.28	$160.93	$168.84
1/1/2010	3/31/2010	$177.90	$148.72	$170.63
4/1/2010	6/30/2010	$184.92	$131.08	$131.27
7/1/2010	9/30/2010	$156.41	$131.08	$144.58
10/1/2010	11/24/2010*	$171.07	$146.57	$160.26
*
As of the date of this pricing supplement available information for the fourth calendar quarter of 2010 includes data for the period through November 24, 2010. Accordingly, the “Quarterly High,” “Quarterly Low” and “Quarterly Close” data indicated are for this shortened period only and do not reflect complete data for the fourth calendar quarter of 2010.

The graph below illustrates the performance of The Goldman Sachs Group, Inc.’s common stock from January 1, 2005 through November 24, 2010, based on information from Bloomberg, and we have not participated in the preparation of, or verified, such information. Past performance of the Reference Underlying is not indicative of the future performance of the Reference Underlying.

Boston Scientific Corporation (BSX)

According to publicly available information, Boston Scientific Corporation is a developer, manufacturer and marketer of medical devices that are used in a broad range of interventional medical specialties including cardiac rhythm management, electrophysiology, interventional cardiology, peripheral interventions, neurovascular, endoscopy, urology, women’s health and neuromodulation. Information filed by Boston Scientific Corporation with the SEC under the Exchange Act can be located by reference to its SEC file number: 001-11083, or its CIK Code: 0000885725. The common stock of Boston Scientific Corporation is traded on the New York Stock Exchange under the symbol “BSX.”

Historical Information

The following table sets forth the quarterly high and low closing prices for the common stock of Boston Scientific Corporation, based on daily closing prices on the primary exchange for Boston Scientific Corporation, as reported by Bloomberg. The closing price of Boston Scientific Corporation’s common stock on November 24, 2010 was $6.73.

Quarter Begin	Quarter End	Quarterly High	Quarterly Low	Quarterly Close
1/1/2005	3/31/2005	$35.19	$28.67	$29.29
4/1/2005	6/30/2005	$30.80	$26.89	$27.00
7/1/2005	9/30/2005	$28.95	$23.05	$23.37
10/1/2005	12/31/2005	$27.33	$22.95	$24.49
1/1/2006	3/31/2006	$26.48	$20.90	$23.05
4/1/2006	6/30/2006	$23.30	$16.65	$16.84
7/1/2006	9/30/2006	$17.75	$14.67	$14.79
10/1/2006	12/31/2006	$17.18	$14.65	$17.18
1/1/2007	3/31/2007	$18.59	$14.22	$14.54
4/1/2007	6/30/2007	$16.67	$14.79	$15.34
7/1/2007	9/30/2007	$15.72	$12.16	$13.95
10/1/2007	12/31/2007	$15.03	$11.41	$11.63
1/1/2008	3/31/2008	$13.60	$10.98	$12.87
4/1/2008	6/30/2008	$14.11	$12.19	$12.29
7/1/2008	9/30/2008	$13.89	$11.34	$12.27
10/1/2008	12/31/2008	$11.05	$5.48	$7.74
1/1/2009	3/31/2009	$9.41	$6.14	$7.95
4/1/2009	6/30/2009	$10.42	$8.05	$10.14
7/1/2009	9/30/2009	$11.75	$9.63	$10.59
10/1/2009	12/31/2009	$10.29	$7.99	$9.00
1/1/2010	3/31/2010	$9.62	$6.80	$7.22
4/1/2010	6/30/2010	$7.35	$5.44	$5.80
7/1/2010	9/30/2010	$6.59	$5.13	$6.13
10/1/2010	11/24/2010*	$6.92	$5.97	$6.73
*
As of the date of this pricing supplement available information for the fourth calendar quarter of 2010 includes data for the period through November 24, 2010. Accordingly, the “Quarterly High,” “Quarterly Low” and “Quarterly Close” data indicated are for this shortened period only and do not reflect complete data for the fourth calendar quarter of 2010.

The graph below illustrates the performance of Boston Scientific Corporation’s common stock from January 1, 2005 through November 24, 2010, based on information from Bloomberg, and we have not participated in the preparation of, or verified, such information. Past performance of the Reference Underlying is not indicative of the future performance of the Reference Underlying.

Supplemental Underwriting Information (Conflicts of Interest)

Deutsche Bank Securities Inc. (“DBSI”), acting as agent for Deutsche Bank AG, will receive a selling concession in connection with the sale of the securities of up to 3.00% or $30.00 per $1,000 Face Amount. DBSI will not pay any fees to other broker-dealers. See “Underwriting (Conflicts of Interest)” in the accompanying product supplement.

DBSI, the agent for this offering, is our affiliate. In accordance with NASD Rule 2720 of the Financial Industry Regulatory Authority Inc. (FINRA), DBSI may not make sales in this offering to any discretionary account without the prior written approval of the customer.

Settlement

We expect to deliver the securities against payment for the securities on the Settlement Date indicated above. Under Rule 15c6-1 of the Securities Exchange Act of 1934, as amended, trades in the secondary market generally are required to settle in three business days, unless the parties to a trade expressly agree otherwise. Accordingly, if the Settlement Date is more than three business days after the Trade Date, purchasers who wish to transact in the securities more than three business days prior to the Settlement Date will be required to specify alternative settlement arrangements to prevent a failed settlement.